NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FOURTH QUARTER AND FISCAL 2021 RESULTS

•Fiscal 2021 sales of $1.1 billion, up 10.8 percent from fiscal 2020
•Solid full Year GAAP diluted EPS of $0.83
•$70.2 million in earnings before interest, taxes, depreciation, amortization and other non-cash charges ("Adjusted EBITDA")
•$49.0 million in cash
•Free cash flow for the year of $32.8 million
•Closed three acquisitions during the fiscal year - Carter & Verplanck, Process Machinery and Premier Water

Houston, TX – March 25, 2022 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the fourth quarter and fiscal year ended December 31, 2021. The following are results for the three and twelve months ended December 31, 2021, compared to the three and twelve months ended December 31, 2020. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Fourth Quarter 2021 financial highlights:

•Sales grew 26.0 percent to $293.1 million, compared to $232.7 million for the fourth quarter of 2020.
•Earnings per diluted share for the fourth quarter was $0.05 based upon 19.6 million diluted shares, compared to $(0.18) per share in the fourth quarter of 2020, based on 17.8 million diluted shares. Excluding inventory impairment charges and debt extinguishment costs, earnings per diluted share was $0.13 per share, for the fourth quarter of 2020.

Fiscal Year 2021 financial highlights:

•Sales increased 10.8 percent to $1.1 billion, compared to $1.0 billion for 2020.
• Earnings per diluted share for 2021 was $0.83 based upon 19.8 million diluted shares, compared to a loss of $(1.65) per share in 2020, based on 17.7 million basic shares. Excluding non-cash impairment and other one-time charges of $59.9 million, and $5.4 million in debt extinguishment costs, earnings per diluted share were $0.73 per share, assuming a 22.5% tax rate for full year 2020 .
• Adjusted EBITDA for 2021 was $70.2 million compared to $59.0 million for 2020. Adjusted EBITDA as a percentage of sales was 6.3 percent and 5.9 percent, respectively.
•Free cash flow (cash flow from operating activities less capital expenditures) for the full year was $32.8 million .

David R. Little, Chairman and CEO commented, “Given that our oil and gas customers' budgets were significantly reduced and the impact of COVID were stronger during the first of half of 2021, impacting the industrial side of DXP, fiscal 2021 was a good transitional year. DXP experienced growth in sales and gross margin resulting in 19.1 percent year-over-year growth in adjusted EBITDA. We are pleased with the overall financial performance in 2021. Similar to last year, fiscal 2021 was another unique year and presented corporate, societal and individual challenges. During the second half of 2021, we worked through accelerating supply chain headwinds and the beginning of meaningful inflation along with the continued impacts from COVID-19. DXP’s fiscal 2021 total sales were $1.1 billion a 10.8 percent increase year-over-year. Service Center sales were up 23.2 percent to $816.5 million, followed by Supply Chain Services growing 2.1 percent at $157.8 million and Innovative Pumping Solutions sales declined 25.8 percent to $139.6 million."

Mr. Little continued, "The sales momentum from our fourth quarter has positioned us for continued success as we move into 2022. Specifically, we have now experienced two sequential quarters of organic growth within IPS. The improved but volatile conditions in our traditional end markets along with DXP setting the stage to accelerate new growth through our focus on new markets, products and continued efficiency will be a catalyst as we move forward and into 2022. We are targeting opportunities in less cyclical markets, such as water and other general industries, while supporting our customers’ aspirations to decarbonize and maximize energy efficiency. We are confident that our growth strategy, coupled with a continued focus on improving margins will drive shareholder value."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Kent Yee, CFO commented, "Fiscal year 2021 financial performance reflects a turning of the business during the second half of the year. During the first and second quarter, the business was still declining and working through the impacts of COVID-19 on a year-over-year basis. In the second half of fiscal year 2021, we grew the business organically 13.1 percent. Overall, we are pleased with our fourth quarter and full year results. Total sales for the year grew 10.8 percent. Our fiscal year 2021 diluted earnings per share was $0.83. We generated $32.8 million in free cash flow, which reflects investments in working capital as we started to grow during the second half of the year. We continue to execute on our acquisition program having closed three acquisitions, bringing the total to seven acquisitions during this COVID cycle. We continue to deliver financial results that display our ability to adjust to the current environment while keeping our eyes toward the future with proactive actions including opportunistic share repurchases. During the year we repurchased 1.2 million shares or $33.5M in stock. As of December 31, 2021, we had $49.1 million in cash and cash equivalents on the balance sheet. Our secured leverage was 3.71:1, well under our covenant limit of 5.50:1. We continue to have momentum going into fiscal 2022 and we expect to drive organic and acquisition based growth."

Auditor Transition Update
DXP has successfully completed its auditor transition plan. Earlier this morning, DXP announced its Audit Committee selected PricewaterhouseCoopers LLP as its independent registered public accounting firm for the 2022 fiscal year. McConnell & Jones LLP will continue in its capacity through the completion of their audit services for the fiscal year ended December 31, 2021, and the filing of DXP’s 2021 Form 10-K.

Over the last four years, DXP has been focused on ensuring we are building a strong finance and accounting team, enhanced capabilities and increased functionality that would support and propel DXP into becoming a multi-billion-dollar company. This plan is centered around continuous improvement in people, accounting processes and technology to support the variety of businesses that are integral to DXP.

Financial Strength and Liquidity
Net debt, calculated as total long-term debt, net of cash and cash equivalents, on our balance sheet as of December 31, 2021, was $277.7 million compared to $210.7 million at December 31, 2020. As of December 31, 2021, DXP has approximately $180.7 million in liquidity, consisting of $49.0 million in cash on hand and approximately $131.7 million in availability under our ABL facility.

We will host a conference call regarding December 31, 2021 fourth quarter results on the Company’s website (www.dxpe.com) Friday, March 25, 2022 at 10:30 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com.

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Sales	$293,149	$232,689	$1,113,921	$1,005,266
Cost of sales	208,494	170,122	785,415	728,070
Gross profit	84,655	62,567	328,506	277,196
Selling, general and administrative expenses	77,062	56,497	288,649	244,981
Impairments and other charges	—	11,482	—	59,883
Operating income (loss)	7,593	(5,412)	39,857	(27,668)
Other expense (income), net	570	455	(414)	74
Interest expense	5,245	8,512	21,089	20,571
Income (loss) before income taxes	1,778	(14,379)	19,182	(48,313)
Provision (benefit) for income taxes	1,051	(11,049)	3,431	(18,696)
Net income (loss)	727	(3,330)	15,751	(29,617)
Net loss attributable to NCI*	(155)	(115)	(745)	(348)
Net income (loss) attributable to DXP Enterprises, Inc.	882	(3,215)	16,496	(29,269)
Preferred stock dividend	22	22	90	90
Net income (loss) attributable to common shareholders	$860	$(3,237)	$16,406	$(29,359)
Diluted earnings (loss) per share attributable to DXP Enterprises, Inc. **	$0.05	$(0.18)	$0.83	$(1.65)
Weighted average common shares and common equivalent shares outstanding	19,579	17,777	19,789	17,748

*NCI represents non-controlling interest
** Fiscal year 2020 diluted earnings per share for GAAP purposes was calculated using basic weighted average shares outstanding. Due to a loss for the period, convertible preferred stock shares are excluded from the computation of diluted EPS because the effect will be antidilutive.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the fiscal year was $816.5 million, an increase of 23.2 percent year-over-year with a 12.1 percent operating income margin.
◦Revenue for the fourth quarter was $208.0 million, an increase of 28.9 percent year-over-year with a 10.4 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the fiscal year was $139.6 million, a decrease of 25.7 percent year over year with an 8.6 percent operating income margin.
◦Revenue for the fourth quarter was $43.2 million, an increase of 21.2 percent year-over-year with an operating income margin of 14.0 percent.
•Supply Chain Services’ revenue for the fiscal year was $157.8 million, an increase of 2.1 percent year-over-year with a 7.6 percent operating margin.
◦Revenue for the fourth quarter was $42.0 million, an increase of 17.4 percent year-over-year with a 6.6 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales	2021	2020	2021	2020
Service Centers	$207,955	$161,284	$816,496	$662,617
Innovative Pumping Solutions	43,179	35,615	139,591	187,991
Supply Chain Services	42,015	35,790	157,834	154,658
Total DXP Sales	$293,149	$232,689	$1,113,921	$1,005,266

	Three Months Ended December 31,		Twelve Months Ended December 31,
Operating Income	2021	2020	2021	2020
Service Centers	$21,679	$18,303	$98,931	$71,834
Innovative Pumping Solutions	6,043	802	12,070	16,882
Supply Chain Services	2,787	2,796	11,963	12,804
Total segments operating income	$30,509	$21,901	$122,964	$101,520

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Operating income for reportable segments	$30,509	$21,901	$122,964	$101,520
Adjustment for:
Impairments and other charges	—	11,482	—	59,883
Amortization of intangibles	4,507	2,991	17,197	12,287
Corporate expenses	18,409	12,707	65,910	57,018
Total operating income (loss)	$7,593	$(5,279)	$39,857	$(27,668)
Interest and other financing expenses	5,245	8,512	21,089	20,571
Other expense (income), net	570	455	(414)	74
Income (loss) before income taxes	$1,778	$(14,246)	$19,182	$(48,313)

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income (loss) before income taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Income (loss) before income taxes	1,778	(14,379)	$19,182	$(48,313)
Plus: interest and other financing expenses	5,245	8,512	21,089	20,571
Plus: depreciation and amortization	7,073	5,389	27,143	22,683
EBITDA	$14,096	$(478)	$67,414	$(5,059)

Plus: NCI loss income before tax*	206	232	993	632
Plus: Impairment and other charges	—	11,482	—	59,883
Plus: stock compensation expense	469	662	1,823	3,532
Adjusted EBITDA	$14,771	$11,898	$70,230	$58,988

* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$48,989	$119,328
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	218,137	166,941
Inventories	100,894	97,071
Costs and estimated profits in excess of billings	17,193	18,459
Prepaid expenses and other current assets	9,522	4,548
Federal income taxes receivable	9,748	2,987
Total current assets	$404,574	$409,425
Property and equipment, net	51,880	56,899
Goodwill	308,506	261,767
Other intangible assets, net of accumulated amortization	79,205	80,088
Operating lease right-of-use assets	57,221	55,188
Other long-term assets	4,806	4,764
Total assets	$906,192	$868,131

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,300	$3,300
Trade accounts payable	77,842	64,849
Accrued wages and benefits	23,006	20,621
Customer advances	12,924	3,688
Billings in excess of costs and estimated profits	3,581	4,061
Current-portion operating lease liabilities	18,203	15,891
Other current liabilities	42,206	34,729
Total current liabilities	$181,062	$147,139
Long-term debt, less unamortized debt issuance costs	315,397	317,139
Long-term operating lease liabilities	39,922	38,010
Other long-term liabilities	3,603	2,930
Deferred income taxes	7,516	1,777
Total long-term liabilities	$366,438	$359,856
Total Liabilities	$547,500	$506,995
Equity:
Total DXP Enterprises, Inc. equity	358,639	360,338
Non-controlling interest	53	798
Total Equity	$358,692	$361,136
Total liabilities and equity	$906,192	$868,131

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash from operating activities	$14,258	$17,413	$37,089	$109,650
Less: purchases of property and equipment	(3,015)	(142)	(5,999)	(6,672)
Plus: proceeds from sales of property and equipment	372	—	1,669	123
Free cash flow	$11,615	$17,271	$32,759	$103,101

The following table is a reconciliation of adjusted net income, a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Net Income (Loss) :	$882	$(3,215)	$16,496	$(29,269)
Impairment and other charges	—	11,482	—	59,883
Extinguishment of debt in connection with refinancing	—	5,443	—	5,443
Adjustment for taxes*	—	(11,527)	—	(22,363)
Non-GAAP net income	$882	$2,183	$16,496	$13,694

Weighted average common shares and common equivalent shares outstanding **
Basic	18,739	17,777	18,949	17,748
Diluted	19,579	17,777	19,789	17,748

Diluted earnings (loss) per share:
GAAP **	$0.05	$(0.18)	$0.83	$(1.65)
Non-GAAP	$0.05	$0.13	$0.83	$0.73

* Adjustment for taxes relates to the tax effects of the adjustments that we incorporated into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. Also, we have included an adjustment for the normalizing of tax credits and adjustments. The year-to-date effective tax rate of 22.5 percent was applied to the impairments and other charges for conservative purposes.

** Fiscal year 2020 diluted earnings per share for GAAP purposes was calculated using basic weighted average shares outstanding. Due to a loss for the period, convertible preferred stock shares are excluded from the computation of diluted EPS because the effect will be antidilutive.